Exhibit 23.1




            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------



The Board of Directors
Cytec Industries Inc.:



We consent to the use of our report dated February 17, 2005, except as to Notes 1B, 1N, 1P, 6, 8, 11 and 16, which are as of June 13, 2005, with respect to the consolidated balance sheets of Cytec Industries Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, and our report dated February 17, 2005, with respect to management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG LLP
Short Hills, New Jersey
September 12, 2005